Exhibit 99.1

News from Xerox
Public Relations Office: 800 Long Ridge Road Stamford, CT 06904 203-968-4644	FOR IMMEDIATE RELEASE

XEROX CEO TELLS INVESTORS: COMPANY IS COMPETITIVELY ADVANTAGED,

LEADING IN COLOR AND SERVICES, EXPANDING EARNINGS,

BUILDING SHAREHOLDER VALUE

NEW YORK, Nov. 20, 2006 – Xerox Corporation (NYSE: XRX), the global leader in document management, technology and services, is expanding earnings and delivering shareholder value by exploiting growth opportunities in a $117 billion market and effectively executing on a business model that generates strong operating cash flow.

Xerox Chairman and Chief Executive Officer Anne M. Mulcahy is delivering that message here today at the company’s annual investor conference. Mulcahy will join other Xerox executives in reviewing the company’s progress, growth opportunities and objectives for 2007.

“As proud as we are of Xerox’s turnaround, we’re even more proud of the transformation at Xerox,” said Mulcahy. “From black-and-white printing to color, from multiple copies of one document to personalized prints for many, from paper everywhere to smart digital documents, Xerox is at the forefront of burgeoning growth opportunities. We’re customer-focused and competitively advantaged. We’re winning in the marketplace, and we’re adding value for our stakeholders.”

For the full-year 2007, Mulcahy said she expects earnings to grow to a range of $1.12 to $1.16 per share. She reiterated guidance for the fourth quarter of 2006, expecting earnings in the range of 21 to 24 cents per share, including restructuring charges of about 13 cents per share. Excluding restructuring, Xerox expects fourth-quarter adjusted earnings of 34 to 37 cents per share.

The company also announced a $500 million expansion to its $1.5 billion share repurchase program.

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During the conference, Xerox is highlighting competitive advantages to expand its share of the document market through three major planks: color, the New Business of Printing®, and document services.

Driving the rapid adoption of COLOR printing

The color printing market for businesses of any size is estimated to be $21 billion and growing. Xerox is leading the industry’s transition to color from black and white with the broadest portfolio of color systems. The company has brought to market 19 color products in the last two years, including its award-winning line of WorkCentre® color multifunction systems, Phaser® solid ink printers, DocuColor® digital presses and its flagship Xerox iGen3® Digital Production Press.

Through the third quarter of this year, Xerox’s color revenue has grown 14 percent, and color now represents 34 percent of the company’s total revenue. Nearly half of Xerox’s equipment sales now come from color products, with color equipment sales up 11 percent this year.

“The benefit of color for Xerox is in the pages, which generate more revenue and profit than black-and-white pages. We expect more than 30 billion color pages to be printed on Xerox systems this year alone. The value from color pages generates a strong annuity stream that boosts our results,” said Mulcahy. About 75 percent of Xerox’s total revenue comes from post-sale and financing revenue, which is primarily the annuity from supplies and services.

Color pages are up 39 percent through the third quarter of this year and now represent 9 percent of Xerox’s total pages, more than double from two years ago.

As Xerox broadens its distribution through more indirect channels like resellers and agents, the company is expanding its offerings for small and medium-size businesses, a market opportunity scoped at $44 billion. Earlier this month, Xerox launched four more products for small businesses including the Phaser 6110, its most affordable desktop color laser printer at a starting price of $349.

About two-thirds of the company’s equipment sales come from products launched in the past two years. Xerox has launched 15 products this year and expects to more than double its number of product announcements next year.

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Creating the “NEW BUSINESS OF PRINTING”

Xerox’s leadership in digital high-volume printing complements traditional offset printing, a market transition Xerox calls the New Business of Printing. The market opportunity for digital production printing is about $25 billion, and the advantage is the ability to print on demand, produce short runs of books, and customize each and every document that comes off a digital press.

Customization is creating new opportunities for direct marketing that are generating response rates more than double that of static documents. “One-to-one communication cuts through the clutter and is only created through high-quality digital printing,” said Mulcahy. “Xerox is clearly advantaged through our digital presses and associated workflow and variable-information software solutions.” On Nov. 10 Xerox closed on its acquisition of XMPie, which provides software that enables multimedia campaigns with personalized email, Web sites, catalogs, brochures and other documents.

Xerox’s innovation in digital printing focuses on perfecting image quality - creating high-impact color images that mirror the quality from offset presses. Nowhere is this quality more put to the test than in the photo imaging business. Quality and customer service became factors in Shutterfly’s decision to choose Xerox iGen3 digital presses to support Shutterfly’s rapid growth as an Internet-based social expression and personal publishing service, providing a range of products and services that help consumers print and preserve their photos.

Leading with SERVICES

Xerox Global Services helps businesses simplify their document-intensive work processes; manage their document-related assets like printers, copiers, fax machines and multifunction devices; image huge volumes of paper files; and create digital systems to easily search, retrieve and store digital files. These and other services create a Xerox value proposition known as Smarter Document ManagementTM. The efficient use of documents – whether paper or digital – can help customers improve productivity and reduce costs in the workplace. According to Xerox, the total market for document services is now $21 billion.

Contract signings for Xerox’s document management services are up 16 percent through the third quarter and the company has generated $2.3 billion in annuity revenue from services this year, up 5 percent from last year.

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“We measure our success in Xerox Global Services through our ability to solve customers’ problems. Each customer need is different – from regulatory compliance in healthcare to the security of data in financial services and everything in between,” noted Mulcahy. “What they all have in common is the need for Xerox to create faster and smarter ways to manage documents across an enterprise and around the world. We’re doing just that, and now more than half of our major accounts contract for services in their Xerox solutions.”

Earlier this year, Xerox added three imaging centers to its existing five global centers that convert hardcopy documents into searchable electronic files. The global expansion builds on Xerox’s 20 years of providing imaging services to major enterprises, including Enterprise Rent-A-Car, McGraw Hill, Nokia, Pfizer Inc., and AOL LLC.

In addition, Xerox expanded its services for the legal industry this year through the acquisition of Amici LLC, a leading provider of electronic-discovery services that support litigation and regulatory compliance.

Xerox also confirmed that it is on track to generate between $1.2 billion and $1.5 billion cash from core operations this year and expects the same for 2007. The company has generated $897 million in operating cash flow through the third quarter.

Since launching its stock buyback program in October 2005, Xerox has repurchased about 78 million shares, totaling $1.1 billion of the $1.5 billion program through third quarter of this year. The company’s board of directors recently authorized the repurchase of another $500 million, increasing the stock buyback program to $2 billion.

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Media Contact:

Christa Carone, Xerox Corporation, 203-968-4644, christa.carone@xerox.com, by cell phone at 203-535-8729.

NOTE TO EDITORS: This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs and expectations and are subject to a number of factors that may cause actual results to differ materially. These factors include but are not limited to the outcome of litigation and regulatory proceedings to which we may be a party; actions of competitors; changes and developments affecting our industry; quarterly or cyclical variations in financial results; development of new products and services; interest rates and cost of borrowing; our ability to maintain and improve cost efficiency of operations; changes in foreign currency exchange rates; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the foreign countries in which we do business; reliance on third parties for manufacturing of products and provision of services; and other risks that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of

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Results of Operations and Financial Condition” section and other sections of our 2005 Form 10-K and first through third-quarter 2006 Form 10-Qs filed with the SEC. Additional information concerning these and other factors is included in the company’s 2005 Form 10-K and first through third-quarter 2006 Form 10-Qs filed with the SEC. The company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

NON-GAAP FINANCIAL MEASURES: (1) Adjusted EPS. The earnings per share guidance for the 2006 fourth quarter is reiterated in this press release on the basis of generally accepted accounting principles (GAAP), as well as on a non-GAAP basis that excludes the effect of anticipated $0.13 per share restructuring charge. Management believes that this non-GAAP financial measure can provide an additional means of analyzing the fourth-quarter 2006 results. (2) Cash from core operations. In addition, the Company provided full-year 2006 and 2007 estimates for cash from core operations, a non-GAAP financial measure of cash flows that excludes the effect of investments made in finance receivables and on-lease equipment, which are the basis for growth in our leasing operation. These investments are viewed as income-producing assets and are important to the growth of our business. Management believes this measure gives investors an additional perspective of cash flow from operating activities. Both of these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s financial results that will be prepared and reported in accordance with GAAP. A reconciliation of these non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP is set forth in the company’s 2006 Investor Conference presentation slides available at www.xerox.com/investor.

Estimated Q4’06
GAAP EPS	$0.21 - $0.24
Adjustments
Restructuring	0.13

Adjusted EPS	$0.34 - $0.37

(in millions)	Q3 YTD 2006	2006 & 2007 FY Estimate
Cash from Operations	$897	*

Increase in on-lease equipment	186
Decrease in finance receivables	(343)

Cash from Core Operations	$740	$1,200 - $1,500

*	This non-GAAP financial measure relates to future financial performance. No directly comparable GAAP measures are available.

To access the 2006 Investor Conference webcast and executive presentations, visit www.xerox.com/investor. XEROX®, iGen3®, WorkCentre® and Phaser® are trademarks of XEROX CORPORATION. DocuColor® is used under license.